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                                                                   EXHIBIT 10.10

                          ALLEGHENY LUDLUM CORPORATION
                      STOCK ACQUISITION AND RETENTION PLAN

                  AS RESTATED EFFECTIVE AS OF AUGUST 15, 1996

ARTICLE I.  PURPOSE AND ADOPTION OF THE PLAN

                  1.01 PURPOSE. The purpose of the Allegheny Ludlum Corporation Stock Acquisition and Retention Plan is to assist the Corporation (as hereinafter defined) in retaining and motivating selected key management employees who will contribute to the Corporation's success. The Plan encourages eligible employees to hold a proprietary interest in the Corporation by offering them an opportunity to receive grants of restricted shares of Stock (as hereinafter defined) which, in accordance with the terms and conditions set forth below, will vest only if the employees retain, for a specified period of time, ownership of (i) shares of Stock purchased pursuant to this Plan or
         (ii) already-owned shares of Stock which such employees identify as being subject to this Plan. Awards under the Plan will act as an incentive to participating employees to achieve long-term objectives which will inure to the benefit of all stockholders of the Corporation.

                  1.02 ADOPTION AND EFFECTIVE DATE. The Plan was originally approved by the Board of Directors of ALC subject to the approval of ALC's shareholders at the 1994 annual meeting of shareholders. The Plan became effective as of January 1, 1994. This restatement of the Plan effective August 15, 1996 is intended to reflect the consummation of the combination of ALC and Teledyne, Inc. on August 15, 1996.

ARTICLE II.  DEFINITIONS

         For purposes of this Plan, the capitalized terms set forth below shall have the following meanings:

                  2.01 ALC means Allegheny Ludlum Corporation, a Pennsylvania corporation.

                  2.02 AWARD AGREEMENT means a written agreement between the Corporation and a Participant or a written acknowledgement from the Corporation specifically setting forth the terms and conditions of an award of Restricted Stock granted to a Participant pursuant to Article VII of the Plan.

                  2.03 BOARD means the Board of Directors of the Corporation.

                  2.04 BUSINESS DAY means any day on which the New York Stock Exchange shall be open for trading.

                  2.05 CAUSE means a determination by the Committee that a Participant has engaged in conduct that is dishonest or illegal, involves moral turpitude or jeopardizes the Corporation's right to operate its business in the manner in which it is now operated.

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                  2.06 CHANGE IN CONTROL means any of the events set forth
         below:

                           (a) The acquisition in one or more transactions,
                  other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Corporation Voting Securities in excess of 30% of the Corporation Voting Securities unless such acquisition has been approved by the Board; or

                           (b) Any election has occurred of persons to the
                  Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on August 15, 1996 and (ii) persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on August 15, 1996; provided, however, that any person nominated for election by the Board at a time when at least two-thirds of the members of the Board were persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i); or

                           (c) Approval by the stockholders of the Corporation
                  of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Stock and Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Stock and Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

                           (d) Approval by the stockholders of the Corporation
                  of (i) a complete liquidation or dissolution of the Corporation or (ii) a sale or other disposition of all or substantially all the assets of the Corporation.

                  2.07 COMMITTEE means the Personnel and Compensation Committee of the Board.

                  2.08 CORPORATION means Allegheny Teledyne Incorporated, a Delaware corporation, and its successors.

                  2.09 CORPORATION VOTING SECURITIES means the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of the Board.

                  2.10 DATE OF GRANT means the date as of which an award of Restricted Stock is granted in accordance with Article VII.



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                  2.11 DESIGNATED STOCK means shares of Stock already owned by a Participant that the Participant identifies as being subject to the Plan, thereby triggering the grant of Restricted Stock to such Participant pursuant to Article VII.

                  2.12 DESIGNATION NOTICE means a written notice, in a form acceptable to the Committee, by which a Participant designates previously-acquired shares of Stock as Designated Stock.

                  2.13 DISABILITY means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Committee in its sole and absolute discretion. Notwithstanding the foregoing, if a Participant's employment by the Corporation or an applicable subsidiary terminates by reason of a disability, as defined in an Employment Agreement between such Participant and the Corporation or an applicable subsidiary, such Participant shall be deemed to be disabled for purposes of the Plan.

                  2.14 EFFECTIVE DATE means the date as of which the Plan shall become effective, as determined in accordance with Section 1.02.

                  2.15 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

                  2.16 FAIR MARKET VALUE means, as of any given date, the average of the high and low trading prices of the Stock on such date as reported on the New York Stock Exchange or, if the Stock is not then traded on the New York Stock Exchange, on such other national securities exchange on which the Stock is admitted to trade, or, if none, on the National Association of Securities Dealers Automated Quotation System if the Stock is admitted for quotation thereon; provided, however, if there were no sales reported as of such date, Fair Market Value shall be computed as of the last date preceding such date on which a sale was reported; provided, further, that if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading.

                  2.17 OUTSTANDING STOCK means, at any time, the issued and outstanding Stock.

                  2.18 PARTICIPANT means any person selected by the Committee, pursuant to Section 5.01, as eligible to participate under the Plan.

                  2.19 PERMITTED TRANSFEREE means a Participant's spouse, or (by blood, adoption or marriage) parent, child, stepchild, descendant or sibling, or the estate, any guardian, custodian, conservator or committee of, or any trust for the benefit of, the Participant or any of the foregoing persons.

                  2.20 PLAN means the Allegheny Ludlum Corporation Stock Acquisition and Retention Plan, as the same may be amended from time to time.

                  2.21 PLAN YEAR means each of the calendar years 1994 through and including 1998.



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                  2.22 PURCHASE AMOUNT means the dollar amount that a
         Participant specifies in a Purchase Notice with respect to a particular Purchase Date.

                  2.23 PURCHASE DATE means, with respect to any Window Period, the Business Day immediately following the last day of the Window Period.

                  2.24 PURCHASED STOCK means Stock purchased by a Participant pursuant to Article VI, which triggers the grant of Restricted Stock to such Participant pursuant to Article VII.

                  2.25 PURCHASE LOAN means a loan provided to a Participant by the Corporation to facilitate the Participant's purchase of Stock pursuant hereto.

                  2.26 PURCHASE NOTICE means a written notice, in a form acceptable to the Committee, by which a Participant may elect to purchase Stock as of a Purchase Date in accordance with Section 6.01.

                  2.27 RELATED STOCK means, with respect to any share of Restricted Stock, the two shares of Purchased Stock or Designated Stock, as the case may be, which entitle such Participant to receive such share of Restricted Stock pursuant to Article VII.

                  2.28 RESTRICTED STOCK means shares of Stock awarded to a Participant subject to restrictions as described in Article VII.

                  2.29 STOCK means the common stock, par value $0.10 per share, of the Corporation.

                  2.30 WINDOW PERIOD means each of the four (4) periods in each year consisting of the ten (10) consecutive Business Days beginning on the third (3rd) Business Day following the release by the Corporation of its quarterly or annual summary statements of sales and earnings and ending on the twelfth (12th) Business Day following such date. Notwithstanding the foregoing, for Plan Year 1994, the Plan will apply only with respect to Window Periods that occur after the date of the 1994 annual meeting of shareholders.

ARTICLE III.  ADMINISTRATION

         The Plan shall be administered by the Committee, which shall have exclusive and final authority and discretion in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole and absolute authority and discretion to interpret the Plan, to establish and modify administrative rules for the Plan, to select, in accordance with Section 5.01, the persons who will be Participants hereunder, to impose such conditions and restrictions as it determines appropriate and to take such other actions and make such other determinations in connection with the Plan as it may deem necessary or advisable.

ARTICLE IV.  STOCK ISSUABLE UNDER THE PLAN

                  4.01 NUMBER OF SHARES OF STOCK ISSUABLE. Subject to adjustments as provided in Section 8.03, the maximum number of shares of Stock available for issuance under the Plan shall



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         be 1 million. The Stock to be offered under the Plan shall be authorized and unissued Stock, or Stock which shall have been reacquired by the Corporation and held in its treasury.

                  4.02 SHARES SUBJECT TO TERMINATED AWARDS. Shares of Stock forfeited as provided in Section 7.02 may again be issued under the Plan.

ARTICLE V.  PARTICIPATION

                  5.01 DESIGNATION OF PARTICIPANTS. Participants in the Plan shall be such officers of the Corporation at the level of Vice President or higher as the Committee, in its sole discretion, may designate as eligible to participate in the Plan. Prior to the commencement of each Plan Year during the term of this Plan, the Committee shall designate the Participants who are eligible to participate in the Plan during such Plan Year; provided, however, that with respect to the initial Plan Year of the Plan, such designations shall be made no later than thirty (30) days following the Effective Date. The Committee's designation of a Participant with respect to any Plan Year shall not require the Committee to designate such person as a Participant with respect to any other Plan Year. The Committee shall consider such factors as it deems pertinent in selecting Participants. The Committee shall promptly provide to each person selected as a Participant written notice of such selection. The designation of a person as a Participant with respect to a Plan Year shall permit such person to elect to submit one or more Purchase Notices and/or Designation Notices during such Plan Year irrespective of whether, in the case of Purchase Notices, the applicable Purchase Date(s) fall within such Plan Year.

                  5.02 PARTICIPANT ELECTIONS. A person who is designated as a Participant in accordance with Section 5.01 shall be entitled to purchase Stock by delivering one or more Purchase Notices in accordance with Article VI, and such Stock purchases shall result in the award of Restricted Stock to such Participant in accordance with
         Article VII. In addition, a Participant shall be entitled to designate as Designated Stock, in one or more Designation Notices delivered to the Corporation at any time during a Plan Year, any even number of shares of Stock then owned by the Participant, other than shares of Purchased Stock, shares of Stock credited to the Participant's account under the Allegheny Ludlum Corporation Retirement Savings Plan (RSP) and shares of Stock subject to outstanding and as yet unexercised stock options. Such designation of shares as Designated Stock shall result in the award of Restricted Stock to the Participant in accordance with Article VII. The sum of (i) the aggregate Purchase Amounts elected by a Participant pursuant to one or more Purchase Notices submitted within any one Plan Year and (ii) the Fair Market Value of the Designated Stock designated by the Participant pursuant to one or more Designation Notices submitted within such Plan Year (such Fair Market Value being determined as of the date the applicable Designation Notice is delivered), shall not exceed such Participant's gross annual salary as in effect on the first day of such Plan Year.

ARTICLE VI.  STOCK PURCHASES

                  6.01 STOCK PURCHASE ELECTIONS. A Participant shall have the right to purchase Stock in accordance with the terms of this Article
         VI. A Participant may elect to purchase Stock under this Plan by delivering to the Corporation a Purchase Notice and cash and/or a promissory note executed by the participant in an amount equal to the purchase price designated in such Participant's Purchase Notice. Such Purchase Notice shall set forth, among other things, the



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         Purchase Amount elected by the Participant. Such promissory note which shall evidence such Participant's Purchase Loan in accordance with
         Section 6.03, shall be in a principal amount equal to the Purchase Amount designated in such Participant's Purchase Notice and shall by its terms become effective as of the applicable Purchase Date. All elections under this Section 6.01 shall be irrevocable. If an election is submitted during a Window Period, such election shall take effect as of the Purchase Date immediately following the close of such Window Period. If an election is not submitted during a Window Period, such election shall take effect as of the first Purchase Date which occurs at least six (6) months after the date the election is submitted.

                  6.02 ISSUANCE OF AND PAYMENT FOR STOCK. As of each Purchase Date, the Corporation shall credit to each Participant the number of shares of Purchased Stock purchased pursuant to the Purchase Notice submitted by such Participant. The number of shares of Purchased Stock to be so credited shall be determined by dividing the Purchase Amount designated by such Participant in his or her Purchase Notice by a purchase price per share equal to the average Fair Market Value during the Window Period. As of any Purchase Date, only an even number of shares of Purchased Stock can be purchased by a Participant and in no event shall the Corporation be required to issue fractional shares. The Purchase Amount elected by a Participant, and the principal amount of the related promissory note, shall be automatically reduced (and if the entire Purchase Amount is paid in cash, cash shall be returned to the Participant) to the minimum extent necessary in order that an even number of whole shares of Purchased Stock is credited to such Participant as of the Purchase Date. The purchase price for shares of Purchased Stock credited to a Participant as of a Purchase Date shall be paid in cash and/or by means of a Purchase Loan made by the Corporation to the Participant in accordance with Section 6.03. The Participant shall have all of the rights of a stockholder with respect to the shares of Purchased Stock credited to him under this Section
         6.02 including, but not limited to, the right to vote such shares and the right to receive dividends (or dividend equivalents) paid with respect to such shares.

                  6.03  TERMS OF PURCHASE LOAN.

                           (a) Purchase Loan. The promissory note delivered to
                  the Corporation by a Participant in accordance with Section
                  6.01 shall evidence a Purchase Loan in principal amount equal to such Participant's Purchase Amount reduced by the amount of cash paid, if any. Unless the Committee shall otherwise determine prior to the applicable Purchase Date, each Purchase Loan shall have a term not to exceed ten years, and be secured by the shares of Purchased Stock acquired with such Purchase Loan.

                           (b) Interest on Purchase Loan. Until the
                  Participant's Purchase Loan is paid in full, or otherwise satisfied or discharged in full, interest on the outstanding balance of the Purchase Loan shall accrue at a fixed rate per annum equal to the lesser of the following rates, determined as of the applicable Purchase Date, as certified by the Treasurer of the Corporation: (i) the average annual borrowing rate of the Corporation and (ii) the prime lending rate of PNC Bank, National Association; provided, however, that in no event shall such interest rate be less than the minimum rate required to avoid imputed interest under the applicable provisions of the Internal Revenue Code of 1986.

                           (c) Repayment of Purchase Loan. No principal or
                  interest payments with respect to a Purchase Loan shall be required prior to the fifth anniversary of the date such


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                  Purchase Loan is made; provided, however, that prior to such fifth anniversary, cash dividends on shares of Purchased Stock held as security for such Purchase Loan, and on the related shares of Restricted Stock, shall be applied to pay accrued interest on the Purchase Loan (any non-cash dividends shall remain as part of the collateral securing such Purchase
                  Loan). After such fifth anniversary, level monthly payments of principal and accrued interest with respect to a Purchase Loan shall be required for the remaining term thereof. Unless otherwise determined by the committee, all outstanding principal and interest on a Participant's Purchase Loan shall be immediately due and payable in full upon termination of the Participant's employment with the Corporation and its affiliates. All or any portion of the principal and/or interest with respect to a Purchase Loan may, at the election of the Participant, be paid by the delivery to the Corporation of whole shares of Stock, other than (i) shares of Stock credited to the Participant's account under the Allegheny Ludlum Corporation Retirement Savings Plan (RSP),
                  (ii) shares of Stock subject to outstanding and as yet unexercised stock options, and (iii) shares of Purchased Stock and Designated Stock; provided, however, that shares of Purchased Stock and Designated Stock can be used to pay interest and/or principal with respect to a Purchase Loan if at the time of such payment the Participant is an active employee of the Corporation or a subsidiary, or the Participant's employment terminated due to death, disability or retirement pursuant to the retirement policy of the Corporation. For purposes of the immediately preceding sentence, shares of Stock shall be valued at the Fair Market Value of such shares on the Business Day immediately preceding the date such shares are delivered to the Corporation.

                           (d) Other Terms. The promissory notes evidencing the
                  Purchase Loans shall contain such other terms and conditions as the Committee may determine, including, without limitation, any special terms relating to the retirement of a Participant prior to the expiration of the term of one or more Purchase Loans.

                  6.04 STOCK CERTIFICATES. As promptly as administratively feasible after each Purchase Date, the Corporation shall deliver to each Participant one or more stock certificates for the number of shares of Stock purchased by such Participant as of such Purchase Date in accordance with this Article VI. The Participant shall then deliver certificates representing a number of shares with a value equal to the principal amount of the Purchase Loan to the Corporation in pledge for the related Purchase Loan along with an executed security agreement in such form as the Committee shall specify. Upon satisfaction in full of the Purchase Loan, the certificates shall be delivered to the Participant free and clear of any restrictions except for any restrictions that may be imposed by law.

ARTICLE VII.  RESTRICTED STOCK

                  7.01 RESTRICTED STOCK AWARDS. As of each Purchase Date, there shall automatically be granted to any Participant who purchases Purchased Stock as of such Purchase Date pursuant to Article VI an award of one share of Restricted Stock for each two shares of Purchased Stock. The Purchase Date shall be the Date of Grant of such Restricted Stock. As of any date that a Participant delivers a Designation Notice to the Corporation, in accordance with Section 5.02, designating shares of Stock as Designated Stock, there shall automatically be granted to such Participant an award of one share of Restricted Stock for each two shares of Designated Stock.



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         The date of delivery of such Designation Notice shall be the Date of
         Grant of such Restricted Stock. The terms of all such Restricted Stock awards shall be set forth in an Award Agreement between the Corporation and the Participant which shall contain such forfeiture periods and conditions, restrictions and other provisions, not inconsistent with this Plan, as shall be determined by the Committee.

                           (a) Issuance of Restricted Stock. As soon as
                  practicable after the Date of Grant of Restricted Stock, the Corporation shall cause to be transferred on the books of the Corporation shares of Stock, registered on behalf of the Participant, evidencing such Restricted Stock, but subject to forfeiture to the Corporation retroactive to the Date of Grant if an Award Agreement delivered to the Participant by the Corporation with respect to the Restricted Stock is not duly executed by the Participant and timely returned to the Corporation. Until the lapse or release of all restrictions applicable to an award of Restricted Stock, the stock certificates representing such Restricted Stock shall be held in custody by the Corporation or its designee.

                           (b) Stockholder Rights. Beginning on the Date of
                  Grant of the Restricted Stock and subject to execution of the Award Agreement as provided in Section 7.01(a), the Participant shall become a stockholder of the Corporation with respect to all Stock subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such Stock and the right to receive dividends (or dividend equivalents) paid with respect to such Stock; provided, however, that any Stock distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock and shall be held as prescribed in Section 7.01(a).

                           (c) Restriction on Transferability. None of the
                  Restricted Stock may be assigned, transferred (other than by will or the laws of descent and distribution), pledged, sold or otherwise disposed of prior to lapse or release of the restrictions applicable thereto.

                           (d) Delivery of Stock Upon Release of Restrictions.
                  Upon expiration or earlier termination of the forfeiture period without a forfeiture, the satisfaction of the Purchase Loan, if any, for the Related Stock and the satisfaction of or release from any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 8.02, the Corporation shall deliver to the Participant, or, in case of the Participant's death, to the Participant's legal representatives, one or more stock certificates for the appropriate number of shares of Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

                        7.02  TERMS OF RESTRICTED STOCK.

                           (a) Forfeiture of Restricted Stock. Subject to
                  Section 7.02(b), all Restricted Stock shall be forfeited and returned to the Corporation and all rights of the Participant with respect to such Restricted Stock shall cease and terminate in their entirety if during the forfeiture period
                  (i) the Participant transfers, sells or otherwise disposes of the Related Stock other than to a Permitted Transferee or in a transaction constituting a Change in


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                  Control or (ii) the employment of the Participant with the
                  Corporation and its affiliates terminates for any reason or
                  (iii) the Participant defaults on the Purchase Loan, if any, for the Related Stock. Unless the Committee, in its sole discretion, provides otherwise in the applicable Award Agreement, the forfeiture period for any shares of Restricted Stock shall be five years from the Date of Grant of such Restricted Stock. Notwithstanding the foregoing, in the event of the discharge by the Corporation and its subsidiaries of a Participant without Cause or termination of a Participant's employment by reason of death, Disability or retirement pursuant to the retirement policy of the Corporation or its applicable subsidiaries, all forfeiture restrictions imposed on Restricted Stock shall immediately and fully lapse. In addition, upon the occurrence of a Change in Control, all forfeiture restrictions imposed on Restricted Stock shall immediately and fully lapse.

                           (b) Waiver of Forfeiture Period. Notwithstanding
                  anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture conditions set forth in any Award Agreement under appropriate circumstances and subject to such terms and conditions (including forfeiture of a proportionate number of the shares of Restricted Stock) as the Committee may deem appropriate, provided that the Participant shall at that time have completed at least one year of employment after the Date of Grant.

ARTICLE VIII.  MISCELLANEOUS

                  8.01 LIMITATIONS ON TRANSFER. The rights and interest of a Participant under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution. During the lifetime of a Participant, only the Participant personally may exercise rights under the Plan.

                  8.02 TAXES. The Corporation shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any Stock issuable under this Plan, or with respect to any income recognized upon the lapse of restrictions applicable to Restricted Stock, and the Corporation may defer issuance of Stock hereunder until and unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee or its delegate and shall be payable by the Participant at such time as the Committee determines. The Committee shall prescribe in each Award Agreement one or more methods by which the Participant will be permitted to satisfy his or her tax withholding obligation, which methods may include, without limitation, the payment of cash by the Participant to the Corporation and the withholding, at the appropriate time, of shares of Stock otherwise issuable to the Participant in a number sufficient, based upon the Fair Market Value of such Stock, to satisfy such tax withholding requirements. The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate, including, without limitation, rules and procedures relating to elections by Participants who are subject to the provisions of Section 16 of the Exchange Act to have Stock withheld to meet such tax withholding obligations.

                  8.03 ADJUSTMENTS TO REFLECT CAPITAL CHANGES. The amount and kind of Stock available for issuance under the Plan shall be appropriately adjusted to reflect any stock dividend, stock



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         split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan. The Committee shall have the power and sole discretion to determine the nature and amount of the adjustment, if any, to be made pursuant to this Section 8.02.

                  8.04 NO RIGHT TO AWARD; NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim of right to be permitted to participate or be granted an award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or its subsidiaries.

                  8.05 AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES. Income recognized by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the Participant which are maintained by the Corporation, except as may be provided under the terms of such plans or determined by resolution of the Board.

                  8.06 GOVERNING LAW. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania other than the conflict of laws provisions of such laws, and shall be construed in accordance therewith.

                  8.07 NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Corporation, the Committee, or any other person in the interpretation of any of the terms of the Plan, any award granted under the Plan or any rule or procedure established by the Committee.

                  8.08 CAPTIONS. The captions (i.e., all Section and subsection headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

                  8.09 SEVERABILITY. Whenever possible, each provision in the Plan and every Award Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award Agreement shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every Award Agreement shall remain in full force and effect.

                  8.10 LEGENDS. All certificates for Stock delivered under the Plan shall be subject to such transfer restrictions set forth in the Plan and such other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be endorsed on any such certificates making appropriate references to such restrictions.

                  8.11  AMENDMENT AND TERMINATION.

                           (a) Amendment. The Board shall have complete power
                  and authority to amend


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                  the Plan at any time it is deemed necessary or appropriate.
                  No termination or amendment of the Plan may, without the consent of the Participant to whom any award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such award; provided, however, that the Committee may, in its sole discretion, make such provision in the Award Agreement for amendments which, in its sole discretion, it deems appropriate.

                           (b) Termination. The Board shall have the right and
                  the power to terminate the Plan at any time. Unless sooner terminated by action of the Board, the Plan shall automatically terminate, without further action of the Board or the Corporation's stockholders, on December 31, 1998. No Designation Notice shall be effective, no Purchase Notice shall be valid for a Purchase Date that will occur, and no award shall be granted, under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such award to the same extent such award would have been exercisable had the Plan not terminated.



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